UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 23, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2008, CBRE Realty Finance, Inc. (the “Company”) announced that CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (each a “Seller,” and collectively, the “Sellers”), certain affiliates of the Company, entered into Amendment No. 5 to the Master Repurchase Agreement (“Amendment No. 5”) with Wachovia Bank, National Association (the “Buyer”), effective as of October 15, 2007, to amend the Master Repurchase Agreement, dated as of August 24, 2006 (the “Master Repurchase Agreement”), and as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of August 24, 2006, by Amendment No. 2 to the Master Repurchase Agreement, dated as of December 15, 2006, by Amendment No. 3 to the Master Repurchase Agreement, dated as of February 8, 2007 and by Amendment No. 4 to the Master Repurchase Agreement, dated as of June 29, 2007 (together with the Master Repurchase Agreement, the “Existing Repurchase Agreement”). Pursuant to Amendment No. 5, the Initial Termination Date will be March 31, 2009 and the Maximum Amount under the Existing Repurchase Agreement will be an amount equal to (i) $86,000,000 through and until March 30, 2008, (ii) $50,000,000 from and after March 31, 2008 through and until June 29, 2008, (iii) $35,000,000 from and after June 30, 2008 through and until September 29, 2008, (iv) $20,000,000 from and after September 30, 2008 through and until December 30, 2008, (v) $10,000,000 from and after December 31, 2008 through and until March 30, 2009 and (vi) $0.00 from and after March 31, 2009. Additionally, the Initial Termination Date can be extended by the Buyer for a period not to exceed 180 days upon receiving a written request from the Sellers at least 30 days but not earlier than 60 days prior to the Initial Termination Date, provided that certain conditions are satisfied. According to Amendment No. 5, at no time shall the ratio of the Company’s Consolidated Total Indebtedness to the Company’s Consolidated Total Assets for the immediately preceding fiscal quarter be greater than 0.85 to 1.00. The Sellers are also required to pay an annual purchased asset management fee of $4,000 to the Buyer for each Purchased Asset. In connection with the execution of Amendment No. 5, the Sellers must pay a modification fee to the Buyer in the aggregate amount of $700,000 in three equal monthly installments, with the first installment payment due on the date of Amendment No. 5. A copy of Amendment No. 5 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 23, 2008, the Company and CBRE Realty Finance Holdings, LLC (“Holdings” and together with the Company, the “Guarantors”) entered into an Amended and Restated Guarantee Agreement (the “Amended and Restated Guarantee Agreement”) replacing in its entirety the Guarantee Agreement, dated as of August 24, 2006 (the “Guarantee Agreement”), as amended by Amendment No. 1 to the Guarantee Agreement, dated as of March 13, 2007 and by Amendment No. 2 to the Guarantee Agreement, dated as of June 29, 2007, in connection with the Existing Repurchase Agreement. Pursuant to the Amended and Restated Guarantee Agreement, the Guarantors, among other things, unconditionally and irrevocably guarantee to the Buyer the prompt and complete payment and performance of the obligations under the Existing Repurchase Agreement by the Sellers when due. In addition, so long as no Default, Event of Default or Margin Deficit has occurred and be continuing, the Company or Holdings may make distributions solely to the extent necessary to preserve the status of the Company as a REIT. In addition, at no time shall the ratio of the Company’s Consolidated Total Indebtedness to the Company’s Consolidated Total Assets for the immediately preceding fiscal quarter be greater than 0.85 to 1.00 and at no time shall the Company’s Fixed Charge Coverage Ratio for the immediately preceding fiscal quarter was be less than 1.20 to 1.00. According to the Amended and Restated Guarantee Agreement, at no time on or before March 31, 2008 shall the consolidated Liquidity of the Company be less than $5,000,000, and at no time on or after April 1, 2008 shall the consolidated Liquidity of the Company be less than $10,000,000. Additionally, at no time shall the Consolidated Tangible Net Worth of the Company at the end of the last day of the immediately preceding fiscal quarter be less than the sum of (x) $250,000,000 and (y) 75% of the net proceeds from the issuance by the Company or any of its subsidiaries of any Capital Stock of any class subsequent to the Company’s IPO. Finally, neither the Company nor Holdings shall at any time incur any Indebtedness in excess of the sum of (i) $1,000,000, (ii) customary and standard construction trade payables incurred by the Guarantors in the ordinary course of business and (iii) Indebtedness owed to the Buyer. A copy of Amended and Restated Guarantee Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-11 on September 8, 2006 or in the Amended and Restated Guarantee Agreement, a copy of which was filed herewith.

On January 24, 2008, the Company issued a press release announcing Amendment No. 5 and Amended and Restated Guarantee, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 to Master Repurchase Agreement, by and among CBRE Realty Finance Holding IV, LLC, CBRE Realty Finance TRS Warehouse Funding III, LLC and Wachovia Bank, National Association, dated as of October 15, 2007.

10.2	Amended and Restated Guarantee Agreement, by and between CBRE Realty Finance, Inc. and CBRE Realty Finance Holding, LLC, dated as of January 23, 2008.

99.1	Press Release, dated January 24, 2008, announcing Amendment No. 5 and Amended and Restated Guarantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer